KATY NEWS
FOR IMMEDIATE RELEASE
KATY INDUSTRIES, INC.
REPORTS 2005 THIRD QUARTER RESULTS

MIDDLEBURY, CT - October 27, 2005 - Katy Industries, Inc. (NYSE: KT) today reported net income in the third quarter of 2005 of $1.7 million [$0.06 per share diluted], versus net income of $1.2 million [$0.16 per share diluted], in the third quarter of 2004, as adjusted to exclude restructuring and other non-recurring or unusual items, which are discussed below. Including these items and payment-in-kind dividends on convertible preferred stock, Katy reported net income attributable to common stockholders of $1.3 million [$0.05 per share diluted], in the third quarter of 2005, versus a net loss attributable to common stockholders of ($2.9) million [($0.37) per share diluted], in the same period of 2004. Operating income, as adjusted to exclude restructuring and other non-recurring or unusual items, was $4.0 million [2.8% of net sales] in the third quarter of 2005, compared to operating income, as adjusted of $3.0 million [2.2 % of net sales] in the same period in 2004. Net income (loss), as adjusted, and operating income as adjusted, are non-GAAP financial measures and are further discussed below.

Katy also reported a net loss for the nine months ended September 30, 2005 of ($2.9) million [($0.37) per share diluted], versus net income of $0.8 million [$0.10 per share diluted], for the nine months ended September 30, 2004, as adjusted to exclude restructuring and other non-recurring or unusual items, which are discussed below. Including these items and payment-in-kind dividends on convertible preferred stock, Katy reported a net loss attributable to common stockholders of ($9.4) million [($1.18) per share diluted], for the nine months ended September 30, 2005, versus a net loss attributable to common stockholders of ($12.9) million [($1.64) per share diluted], in the same period of 2004. The operating loss, as adjusted to exclude restructuring and other non-recurring or unusual items, was ($0.8) million [(0.2%) of net sales] for the nine months ended September 30, 2005, compared to operating income, as adjusted of $3.9 million [1.2% of net sales] for the same period in 2004. Net income (loss), as adjusted, and operating income (loss), as adjusted, are non-GAAP financial measures and are further discussed below.

During the third quarter of 2005, Katy reported severance, restructuring and related charges of ($0.7) million pre-tax [($0.02) per share diluted]. During the third quarter of 2004, Katy reported severance, restructuring and related charges of ($0.2) million pre-tax [($0.02) per share diluted]. Also, during the third quarter of 2004, Katy recorded the impact of payment-in-kind dividends earned on its convertible preferred stock of ($3.8) million [($0.48) per share diluted]. Payment-in-kind dividends on convertible preferred stock ended in December 2004. Details regarding these items are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” accompanying this press release.

For the nine months ended September 30, 2005, Katy reported restructuring and other non-recurring or unusual items of ($3.9) million pre-tax [($0.49) per share diluted], including non-cash stock option expense related to the acceleration of vesting of options of ($2.0) million and severance, restructuring and related charges of ($2.0) million. During the nine months ended September 30, 2004, Katy reported restructuring and other non-recurring or unusual items of ($1.8) million pre-tax [($0.23) per share diluted], including severance, restructuring and related charges of ($2.0) million, costs associated with a proposed financing which Katy chose not to pursue of ($0.4) million, and a gain on the sale of real estate of $0.5 million. Also, during the nine months ended September 30, 2004, Katy recorded the impact of payment-in-kind dividends earned on its convertible preferred stock of ($10.7) million [($1.36) per share diluted]. Details regarding these items are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” accompanying this press release.

Highlights for the third quarter of 2005, as compared to the same period in the prior year, included:

•
Net sales in the third quarter of 2005 were $140.6 million, up $5.1 million compared to the same period in 2004 primarily due to stronger sales in the Electrical Products Group offset by weaker sales in the Maintenance Products Group. Overall, the increase of 4% resulted from higher pricing of 4% and favorable currency translation of 1% offset by lower volumes of 1%.

•
Gross margins were 12.6% in the third quarter of 2005, versus 13.2% in the third quarter of 2004. Margins were negatively impacted by higher raw material costs, a portion of which could not be passed on through price increases, and higher operating costs in our Abrasives business.

•
Selling, general and administrative expenses were $1.0 million lower in the third quarter of 2005 versus the third quarter of 2004. These costs represented 9.9% of sales in the third quarter of 2005, a decrease from 11.0% of sales for the same period of 2004. This decrease was primarily due to cost containment in the Electrical Products Group.

•
Debt at September 30, 2005 was $58.1 million [49% of total capitalization], versus $58.7 million [46% of total capitalization] at December 31, 2004. Cash on hand at September 30, 2005 was $8.6 million, versus $8.5 million on hand at December 31, 2004.

•
Katy generated free cash flow of $1.9 million during the nine month period ended September 30, 2005 versus ($29.5) million of free cash flow used during the nine month period ended September 30, 2004. The improvement in free cash flow was primarily attributable to a reduction of working capital in the first nine months of 2005 versus an inventory build in the first nine months of 2004, and lower capital expenditures. Free cash flow, a non-GAAP financial measure, is discussed further below.

Katy expects its debt levels to generally stabilize for the fourth quarter of 2005. Elements of working capital continue to be closely managed. Capital expenditures in the fourth quarter are expected to continue at approximately the same pace as the first three quarters of 2005, but overall are expected to be lower than 2004. Katy was in compliance with the amended covenants in the Bank of America Credit Agreement at September 30, 2005 and expects to be in compliance for the balance of 2005.

•
Katy expects to substantially complete its current restructuring program in 2005. The remaining severance, restructuring and related costs for these initiatives (mostly related to the consolidation of its abrasives facilities) are expected to be less than $0.5 million.

“The stronger sales in the third quarter were certainly a positive sign as we attempt to capitalize on our leaner, more stabilized facilities”, said Anthony T. Castor III, Katy’s President and Chief Executive Officer.  “However, we continue to be challenged by escalating material costs, especially in the wake of the hurricanes in the Gulf, and we appreciate the understanding of our customers as we are forced to pass those increases along,” added Mr. Castor.

Non-GAAP Financial Measures

To provide transparency about measures of Katy’s financial performance which management considers most relevant, we supplement the reporting of Katy’s consolidated financial information under GAAP with certain non-GAAP financial measures, including Net Income (Loss), as adjusted, Net Income (Loss), as adjusted per share, Operating Income (Loss) and Operating Income (Loss) as adjusted, as a percentage of sales; and Free Cash Flow. Details regarding these measures and reconciliations of these non-GAAP measures to comparable GAAP measures are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” and “Statements of Cash Flows” accompanying this press release. These non-GAAP financial measures should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financials measures to analyze our performance would have material limitations because their calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both the GAAP and non-GAAP measure reflected below to understand and analyze the results of its business. Katy believes the presentation of these measures is nonetheless useful to investors for the following reasons:

Net Income (Loss), as adjusted, Net Income (Loss), as adjusted per share, Operating Income (Loss) and Operating Income (Loss) as adjusted, as a percentage of sales: All of these non-GAAP operating measurements adjust the corresponding GAAP measurement to exclude restructuring and other non-recurring and unusual items, as appropriate. Following the recapitalization of the company in 2001, a comprehensive restructuring program became essential to the future viability of Katy. All other non-recurring and unusual items are typically indicative of non-cash impacts to Katy’s results of operations. These non-GAAP measures are used by management as Katy believes that these measures are more indicative of the company’s underlying business performance and that eliminating restructuring and other non-recurring and unusual charges provides more meaningful year-to-year comparison of the company’s operations. Katy believed that the restructuring charges would be non-recurring as the restructuring was expected to be substantially completed in mid-2004 but was delayed due to issues with the consolidation of the company’s abrasives facilities. After the substantial completion of this consolidation in 2005, Katy expects that remaining restructuring charges and all other non-recurring and unusual items will not be material.

Free Cash Flow: Free cash flow is defined by Katy as cash flow from operations less capital expenditures and cash dividends paid. Katy believes that free cash flow is useful to management and investors in measuring cash generated that is available for repayment of debt obligations, investment in growth through acquisitions, new business development and stock repurchases.

This press release may contain various forward-looking statements. The forward-looking statements are based on the beliefs of Katy’s management, as well as assumptions made by, and information currently available to, the company’s management. Additionally, the forward-looking statements are based on Katy’s current expectations and projections about future events and trends affecting the financial condition of its business. The forward-looking statements are subject to risks and uncertainties, detailed from time to time in Katy’s filings with the SEC, that may lead to results that differ materially from those expressed in any forward-looking statement made by the company or on its behalf. Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation with interests primarily in Maintenance Products and Electrical Products.

Company contact:
Katy Industries, Inc.
Amir Rosenthal
(203) 598-0397

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS - UNAUDITED
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

Net sales	$140,557	$135,426	$334,280	$335,843
Cost of goods sold	122,896	117,569	295,310	288,095
Gross profit	17,661	17,857	38,970	47,748
Selling, general and administrative expenses	13,861	14,846	40,100	43,834
Stock option expense (non-cash)	-	-	1,953	-
Severance, restructuring and related charges	662	167	1,975	1,956
(Gain) loss on sale of assets	(187)	3	(353)	(546)
Operating income (loss)	3,325	2,841	(4,705)	2,504
Interest expense	(1,487)	(1,017)	(4,143)	(2,814)
Other, net	219	(30)	209	(261)
Income (loss) before provision for income taxes	2,057	1,794	(8,639)	(571)
Provision for income taxes	724	918	722	1,617
Net income (loss)	1,333	876	(9,361)	(2,188)
Payment-in-kind (PIK) dividends on convertible preferred stock	-	(3,822)	-	(10,746)
Net income (loss) attributable to common stockholders	$1,333	$(2,946)	$(9,361)	$(12,934)

Income (loss) per share of common stock - basic:

Net income (loss)	$0.17	$0.11	$(1.18)	$(0.28)
PIK dividends on convertible preferred stock	-	(0.48)	-	(1.36)
Net income (loss) attributable to common stockholders	$0.17	$(0.37)	$(1.18)	$(1.64)

Income (loss) per share of common stock - diluted:

Net income (loss)	$0.05	$0.11	$(1.18)	$(0.28)
PIK dividends on convertible preferred stock	-	(0.48)	-	(1.36)
Net income (loss) attributable to common stockholders	$0.05	$(0.37)	$(1.18)	$(1.64)

Weighted average common shares outstanding:
Basic	7,951	7,870	7,948	7,875
Diluted	26,880	7,870	7,948	7,875

			September 30,	September 30,
Other Information:			2005	2004

Working capital			$8,061	$19,983
Working capital, exclusive of deferred tax assets and liabilities and debt
classified as current			$51,639	$71,347
Long-term debt, including current maturities			$58,128	$67,078
Stockholders' equity			$59,973	$100,564
Capital expenditures			$5,785	$10,838

KATY INDUSTRIES, INC. RECONCILIATIONS OF GAAP RESULTS TO RESULTS EXCLDING CERTAIN UNUSUAL ITEMS - UNAUDITED
(In thousands, except percentages and per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

Reconciliation of net income (loss) to net income (loss), as adjusted
Net income (loss)	$1,333	$876	$(9,361)	$(2,188)
Unusual items:
Stock option expense (non-cash)	-	-	1,953	-
Severance, restructuring and related charges	662	167	1,975	1,956
Gain on sale of real estate	-	-	-	(549)
Costs associated with abandoned financing (included in other, net)	-	-	-	435
Net write-off of amounts related to divested businesses (included in
other, net)	-	29	-	(31)
Adjustment to reflect a more normalized effective tax rate excluding
unusual items	(309)	162	2,512	1,146
Net income (loss), as adjusted	$1,686	$1,234	$(2,921)	$769

Net income (loss), as adjusted per share - basic:
Net income (loss) per share	$0.17	$0.11	$(1.18)	$(0.28)
Unusual items per share	0.08	0.02	0.49	0.23
Adjustment to reflect a more normalized effective tax rate excluding
unusual items per share	(0.04)	0.03	0.32	0.15
Net income (loss), as adjusted per share	$0.21	$0.16	$(0.37)	$0.10

Net income (loss), as adjusted per share - diluted:
Net income (loss) per share	$0.05	$0.11	$(1.18)	$(0.28)
Unusual items per share	0.02	0.02	0.49	0.23
Adjustment to reflect a more normalized effective tax rate excluding
unusual items per share	(0.01)	0.03	0.32	0.15
Net income (loss), as adjusted per share	$0.06	$0.16	$(0.37)	$0.10

Weighted average common shares outstanding:
Basic	7,951	7,870	7,948	7,875
Diluted	26,880	7,870	7,948	7,875

Operating income (loss), as adjusted:

Operating income (loss)	$3,325	$2,841	$(4,705)	$2,504
Stock option expense (non-cash)	-	-	1,953	-
Gain on sale of real estate	-	-	-	(549)
Severance, restructuring and related charges	662	167	1,975	1,956
Operating income (loss), as adjusted:	$3,987	$3,008	$(777)	$3,911
Operating income (loss), as adjusted, as a % of sales	2.8%	2.2%	-0.2%	1.2%

KATY INDUSTRIES, INC. SEGMENT INFORMATION - UNAUDITED
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net sales:
Maintenance Products Group	$64,013	$72,218	$189,355	$212,444
Electrical Products Group	76,544	63,208	144,925	123,399
	$140,557	$135,426	$334,280	$335,843

Operating income (loss), as adjusted:
Maintenance Products Group	$591	$74	$(3,937)	$1,121
Electrical Products Group	6,100	6,329	10,163	10,879
Unallocated corporate expense	(2,704)	(3,395)	(7,003)	(8,089)
	$3,987	$3,008	$(777)	$3,911

KATY INDUSTRIES, INC. BALANCE SHEETS - UNAUDITED
(In thousands)

Assets	September 30,	December 31,	September 30,
Current assets:	2005	2004	2004
Cash and cash equivalents	$8,627	$8,525	$8,626
Accounts receivable, net	76,084	66,689	76,185
Inventories, net	60,536	65,674	72,928
Other current assets	4,534	4,233	2,980
Total current assets	149,781	145,121	160,719

Other assets:
Goodwill	2,239	2,239	10,215
Intangibles, net	7,814	7,428	21,280
Other	9,036	9,946	10,244
Total other assets	19,089	19,613	41,739

Property and equipment, net	57,166	59,730	68,244

Total assets	$226,036	$224,464	$270,702

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$51,284	$39,079	$42,917
Accrued expenses	45,879	45,208	46,455
Current maturities of long-term debt	2,857	2,857	2,857
Revolving credit agreement	41,700	40,166	48,507
Total current liabilities	141,720	127,310	140,736

Long-term debt, less current maturities	13,571	15,714	15,714
Other liabilities	10,772	12,855	13,688
Total liabilities	166,063	155,879	170,138

Stockholders' equity
Convertible preferred stock	108,256	108,256	104,253
Common stock	9,822	9,822	9,822
Additional paid-in capital	27,016	25,111	29,686
Accumulated other comprehensive income	3,338	4,564	2,913
Accumulated deficit	(66,619)	(57,258)	(23,325)
Treasury stock	(21,840)	(21,910)	(22,785)
Total stockholders' equity	59,973	68,585	100,564

Total liabilities and stockholders' equity	$226,036	$224,464	$270,702

KATY INDUSTRIES, INC. STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)
	Nine Months Ended September 30,
	2005	2004
Cash flows from operating activities:
Net loss	$(9,361)	$(2,188)
Depreciation and amortization	8,606	11,102
Amortization of debt issuance costs	844	804
Stock option expense (non-cash)	1,953	-
Gain on sale of assets	(353)	(546)
	1,689	9,172
Changes in operating assets and liabilities:
Accounts receivable	(9,596)	(10,637)
Inventories	5,019	(19,072)
Other assets	(471)	(1,136)
Accounts payable	12,456	5,546
Accrued expenses	677	(125)
Other, net	(2,090)	(2,404)
	5,995	(27,828)

Net cash provided by (used in) operating activities	7,684	(18,656)

Cash flows from investing activities:
Capital expenditures	(5,785)	(10,838)
Acquisition of business	(1,658)	-
Collections of note receivable from sale of subsidiary	106	14
Proceeds from sale of assets	931	5,545
Net cash used in investing activities	(6,406)	(5,279)

Cash flows from financing activities:
Net borrowings on revolving loans	1,045	12,536
Proceeds of term loans	-	18,152
Repayments of term loans	(2,143)	(3,244)
Direct costs associated with debt facilities	(244)	(1,439)
Repurchases of common stock	-	(75)
Net cash (used in) provided by financing activities	(1,342)	25,930

Effect of exchange rate changes on cash and cash equivalents	166	(117)
Net increase in cash and cash equivalents	102	1,878
Cash and cash equivalents, beginning of period	8,525	6,748
Cash and cash equivalents, end of period	$8,627	$8,626

Reconciliation of free cash flow to GAAP Results:

Net cash provided by (used in) operating activities	$7,684	$(18,656)
Capital expenditures	(5,785)	(10,838)
Free cash flow	$1,899	$(29,494)